Exhibit 99.1

Tango Therapeutics Announces Discontinuation of TNG348 Program

– The phase 1/2 clinical trial of TNG348, a USP1 inhibitor, is being terminated due to toxicity observed in the initial study cohorts –

– Cash runway extended into 2027, PRMT5 and CoREST clinical programs remain on track –

BOSTON, Mass. – May 23, 2024 – Tango Therapeutics, Inc. (NASDAQ: TNGX), a clinical-stage biotechnology company committed to discovering and delivering the next generation of precision cancer medicines, today announced that it will discontinue development of its TNG348 program.

“Patient safety is always our first priority and based on emerging data from the TNG348 dose escalation study, we have made the decision to discontinue further development of this molecule due to liver toxicity experienced by patients in the trial. While disappointing, we believe this is the right decision given the data at hand,” said Barbara Weber, M.D., President and Chief Executive Officer of Tango Therapeutics. “We will focus resources and capital on our existing portfolio, particularly our PRMT5 program. We remain committed to and confident in our ability to deliver a comprehensive clinical update on TNG908 and TNG462 in the second half of this year.”

TNG348 was being studied in a phase 1/2 clinical trial evaluating safety, pharmacokinetics, pharmacodynamics and efficacy as a single agent and in combination with olaparib, a PARP inhibitor, in patients with BRCA1/2-mutant and other HRD+ (homologous recombination deficient) cancers. Grade 3/4 liver function abnormalities were observed in patients remaining on study longer than eight weeks, leading to the decision to terminate the program. No patient had yet received a combination of TNG348 and olaparib.

About Tango Therapeutics

Tango Therapeutics is a clinical-stage biotechnology company dedicated to discovering novel drug targets and delivering the next generation of precision medicine for the treatment of cancer. Using an approach that starts and ends with patients, Tango leverages the genetic principle of synthetic lethality to discover and develop therapies that take aim at critical targets in cancer. This includes expanding the universe of precision oncology targets into novel areas such as tumor suppressor gene loss and their contribution to the ability of cancer cells to evade immune cell killing. For more information, please visit www.tangotx.com.

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements. Forward-looking statements generally relate to future events, Tango’s future operating performance and goals, the anticipated benefits of therapies and combination therapies (that include a Tango pipeline product), as well as the expectations, beliefs and development objectives for Tango’s product pipeline and clinical trials. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “intend”, “will”, “goal”, “estimate”, “anticipate”, “believe”, “predict”, “designed,” “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. For example, implicit or explicit statements include, but are not limited to, the following: statements regarding Tango’s plans to progress its TNG908 and TNG462 programs, including timing and expectations to provide an update related thereto; and Tango’s expectations regarding its use of capital and the extension of its cash runway. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Tango and its management, are inherently uncertain. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: benefits of product candidates seen in preclinical tests and analyses may not be evident when tested in later preclinical studies or in clinical trials or when used in broader patient populations (if approved for commercial sale); Tango has limited experience conducting clinical trials (and will rely on a third party to operate its clinical trials) and may not be able to commence the clinical trial (including opening clinical trial sites, dosing the first patient, and continued enrollment and dosing of an adequate number of clinical trial participants) when expected, may not be able to continue dosing, initiate dose escalation and/or dose expansion on anticipated timelines, and may not generate results (including final, initial or additional safety, efficacy data and proof-of-mechanism and proof-of-concept) in the anticipated timeframe (or at all); Tango’s pipeline products may not be safe and/or effective in humans; Tango has a limited operating history and has not generated any revenue to date from product sales, and may never become profitable; other companies may be able to identify and develop product candidates more quickly than the Company and commercially introduce the product prior to the Company; the Company’s proprietary discovery platform is novel and may not identify any synthetic lethal targets for future development; the Company may not be able to identify development candidates on the schedule it anticipates due to technical, financial or other reasons; the Company may not be able to file INDs for development candidates on time, or at all, due to technical or financial reasons or otherwise; the Company may utilize cash resources more quickly than anticipated; Tango will need to raise capital in the future and if we are unable to raise capital when needed or on attractive terms, we would be forced to delay, scale back or discontinue some of our development programs or future commercialization efforts (which may delay filing of INDs, dosing patients, initiation of dose expansion, reporting clinical trial results and filing new drug applications); Tango’s approach to the discovery and development of product candidates is novel and unproven, which makes it difficult to predict the time, cost of development, and likelihood of successfully developing any products; the Company may be unable to advance our preclinical development programs into and through the clinic for safety or efficacy reasons or commercialize our product candidates or we may experience significant delays in doing so as a result of factors beyond Tango’s control; the Company may not be able to realize the benefits of ODD or Fast Track designation (and such designations may not advance any anticipated approval timelines); Tango may not identify or discover additional product candidates or may expend limited resources to pursue a particular product candidate or indication and fail to capitalize on product candidates or indications that may be more profitable or for which there is a greater likelihood of success; the Company’s product candidates may cause adverse or other undesirable side effects (or may not show requisite efficacy) that could, among other things, delay or prevent regulatory approval; our dependence on one or a limited number third parties for conducting clinical trials and producing drug substance and drug product (including drug substance, which is currently sole sourced); government regulation may negatively impact the Company’s business, including the potential approval of the BIOSECURE Act; and our ability to obtain and maintain patent and other intellectual property protection for our technology and product candidates or the scope of intellectual property protection obtained is not sufficiently broad. Additional information concerning risks, uncertainties and assumptions can be found in Tango’s filings with the SEC, including the risk factors referenced in Tango’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as supplemented and/or modified by its most recent Quarterly Report on Form 10-Q. You should not place undue reliance on forward-looking statements in this press release, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. Tango specifically disclaims any duty to update these forward-looking statements.

Investor Contact:

Sam Martin/Andrew Vulis

Argot Partners

tango@argotpartners.com

Media Contact:

Amanda Brown Galgay

SVP, Corporate Communications, Tango Therapeutics

media@tangotx.com